Exhibit 10.1

SIXTH AMENDMENT TO FACILITY AGREEMENT

This SIXTH AMENDMENT TO FACILITY AGREEMENT (this “Sixth Amendment”) is dated as of December 31, 2013 and made between:

(1)	FAR EAST ENERGY (BERMUDA), LTD., a company incorporated in Bermuda with its registered office at Clarendon House, 2 Church Street, Hamilton HM II, Bermuda with registration number 36700 (the “Borrower”);

(2)	FAR EAST ENERGY CORPORATION, a company incorporated in the State of Nevada, United States of America, with its registered office at 711 S. Carson Street, Suite 4, Carson City, Nevada with registration number NV20001201882 (the “Guarantor”); and

(3)	STANDARD CHARTERED BANK as lender (the “Lender”).

PRELIMINARY STATEMENTS:

(A)	The Borrower, the Guarantor and the Lender are parties to that certain Facility Agreement dated as of November 28, 2011 as amended by an Amendment Letter Agreement dated as of May 21, 2012, as further amended by a Second Amendment to Facility Agreement dated as of November 28, 2012, as further amended by a Third Amendment to Facility Agreement dated as of December 18, 2012, as further amended by a Fourth Amendment to Facility Agreement dated as of January 8, 2013, and as further amended by a Fifth Amendment to Facility Agreement dated as of January 15, 2013 (the “Facility Agreement”) providing for a secured term loan facility for the purposes described therein.

(B)	The Facility is fully drawn in the amount of U.S.$21,000,000.00.

(C)	The Loans made under the Facility are due to be repaid on the Termination Date of January 15, 2014.

(D)	Accrued interest on each Loan in the aggregate amount of U.S.$549,870.99 is due on January 15, 2014.

(E)	The Borrower has requested that the Termination Date under the Facility Agreement be extended for a period of up to three (3) Months.

(F)	As a condition precedent to the effectiveness of this Sixth Amendment, the Borrower shall, among other things pay to the Lender all interest accrued and payable under the Facility Agreement as of the Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

1.	interpretation

1.1	Definitions

In this Sixth Amendment:

“Effective Date” means the date on which the Lender confirms to the Borrower that it has received all of the documents and other evidence required under Clause 2 (Conditions Precedent and Effectiveness) of this Sixth Amendment in form and substance satisfactory to the Lender.

1

1.2	Interpretation

(a)	Capitalized terms used and not defined in this Sixth Amendment have the meaning ascribed to them in the Facility Agreement.

(b)	The provisions of clause 1.2 (Construction) of the Facility Agreement apply to this Sixth Amendment as if they were set out in full in this Sixth Amendment, except that references to ‘this Agreement’ are to be construed as references to this Sixth Amendment.

2.	Conditions Precedent and effectiveness

It shall be a condition precedent to the effectiveness of this Sixth Amendment that the Lender has received all of the following documents and other evidence in form and substance satisfactory to the Lender:

2.1	The following documents in respect of the Obligors:

(a)	A copy of the constitutional documents of each Obligor.

(b)	A copy of a resolution of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, this Sixth Amendment and resolving that it execute this Sixth Amendment;

(ii)	authorizing a specified person or persons to execute this Sixth Amendment on its behalf;

(iii)	authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with this Sixth Amendment; and

(iv)	in the case of a Guarantor, resolving that it is in the best interests of the relevant guarantor to enter into the transactions contemplated by this Sixth Amendment.

(c)	A specimen of the signature of each person authorized by the resolution referred to in paragraph (b) above.

(d)	A certificate of an authorized signatory of the relevant Obligor certifying that each copy document relating to it specified in this Clause 2 (Conditions Precedent and Effectiveness) is correct, complete and in full force and effect as at a date no earlier than the Effective Date.

(e)	A certificate as to the existence and good standing (including verification of tax status, if available) of each Obligor from the appropriate governmental authorities in such Guarantor’s jurisdiction of organization, in form and substance satisfactory to the Lender and its legal advisors.

2.2	A duly executed original of this Sixth Amendment.

2.3	Evidence that any interest payable by the Borrower under the Facility Agreement has been paid.

2.4	Legal opinion of Baker & McKenzie LLP, legal advisors to the Borrower and the Guarantor, in respect of New York law in substantially the form distributed to the Lender prior to signing this Sixth Amendment.

2

2.5	Evidence that all costs and expenses of the Lender (including professional fees) incurred prior to the Effective Date in connection with the Group, the Finance Documents and this Sixth Amendment have been paid by the Borrower.

2.6	A copy of any other Authorization or other document, opinion or assurance which the Lender considers to be necessary in connection with the entry into and performance of the transactions contemplated by any Finance Document.

3.	representations and warranties

Each Obligor jointly and severally represents and warrants to the Lender on the date of this Sixth Amendment and on the Effective Date that:

(a)	The obligations expressed to be assumed by it in this Sixth Amendment are (subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors rights generally) legal, valid, binding and enforceable obligations.

(b)	All of the representations and warranties contained in clauses 18.1 – 18.29 (Representations) of the Facility Agreement are true and correct.

4.	amendments to Facility agreement

The amendments to the Facility Agreement listed in this Clause 4 shall take effect on and from the Effective Date.

4.1	Clause 1.1 (Definitions) of the Facility Agreement shall be amended by inserting in the appropriate alphabetical order the following new definition:

"Sixth Amendment" means the sixth amendment to this Agreement dated as of December 31, 2013.

4.2	The following existing definition set forth in Clause 1.1 (Definitions) of the Facility Agreement shall be deleted in its entirety and restated as follows:

“Termination Date” means April 15, 2014 (except that, if the Termination Date would otherwise fall on a day which is not a Business Day, it will instead be the immediately preceding Business Day).

4.3	Clause 9.1(a) (Duration of Interest Periods) of the Facility Agreement shall be deleted in its entirety and restated as follows:

(a) Subject to paragraph (b) below, each Interest Period shall be of 1 Month's duration, unless otherwise agreed between the Borrower and the Lender.

5.	Release of lender and related parties

5.1	Each Obligor voluntarily and knowingly releases, holds harmless, and forever discharges the Lender and each of the Lender’s predecessors, agents, shareholders, partners, directors, officers, employees, representatives, professionals and their respective successors and assigns (the “Released Parties”) from all possible claims, demands, actions, causes of action, damages, costs or expenses, and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the Effective Date which any Obligor may now or hereafter have against any of the Released Parties and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including, without limitation, the exercise of any rights and remedies under, and all other matters relating to, the Finance Documents, and the negotiation and execution of this Sixth Amendment.

3

6.	MISCELLANEOUS

6.1	Finance Document

This Sixth Amendment is a Finance Document.

6.2	Costs and expenses

The Borrower agrees that the provisions of clause 16 (Costs and Expenses) of the Facility Agreement shall apply to this Sixth Amendment.

6.3	Counterparts

This Sixth Amendment may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Sixth Amendment.

6.4	Reservation of rights

The Parties reserve all rights with respect to any continuing or future Default.

6.5	Confirmations

(a)	The Guarantor hereby acknowledges that it has read this Sixth Amendment and consents to its terms, and hereby confirms and agrees that, notwithstanding the effectiveness of this Sixth Amendment, its guarantee of the Borrower’s obligations under the Finance Documents (the “Guaranteed Obligations”) shall not be impaired or affected and such guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

(b)	The Obligors acknowledge and agree that (i) all liens evidenced by the Facility Agreement and the Security Documents are hereby ratified, confirmed and continued, (ii) the amendment of the Facility Agreement pursuant to this Sixth Amendment and the execution of this Sixth Amendment shall not constitute a re-grant of any existing Security granted in connection with the Facility Agreement (the “Existing Security”), (iii) the Existing Security shall remain in full force and effect after giving effect to this Sixth Amendment, and (iv) the Existing Security extends to the Guaranteed Obligations as amended pursuant to this Sixth Amendment.

6.6	Governing law

THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS APPLICABLE IN THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

[Signature page follows]

4

This Sixth Amendment has been entered into as of the date stated at the beginning hereof.

SIGNATORIES

BORROWER:

FAR EAST ENERGY (BERMUDA), LTD.

By:	Michael R. McElwrath
Name:	Michael R. McElwrath
Title:	Chairman

GUARANTOR:

FAR EAST ENERGY CORPORATION

By:	Michael R. McElwrath
Name:	Michael R. McElwrath
Title:	CEO and President

LENDER:

STANDARD CHARTERED BANK

By:	Rachel Mayne
Name:	Rachel Mayne
Title:	Senior Account Manager

By:	Marc Chait
Name:	Marc Chait
Title:	Director

Signature page to Sixth Amendment